EXHIBIT 99.2

ENTERPRISE ACQUISITION CORP.

6800 BROKEN SOUND PARKWAY

BOCA RATON, FLORIDA  33487

SPECIAL MEETING OF WARRANTHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ENTERPRISE ACQUISITION CORP.

The undersigned appoints Daniel C. Staton and Marc H. Bell as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all warrants of Enterprise Acquisition Corp. (“Enterprise”) held of record by the undersigned on                     , 2009, at the Special Meeting of Warrantholders to be held on                     , 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. THE ENTERPRISE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED HEREIN.

(Continued and to be signed on reverse side)

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1 AND 2. THE ENTERPRISE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.

To approve amendments to the Warrant Agreement, dated as of November 7, 2007, between Enterprise and Continental Stock Transfer & Trust Company which governs the terms of Enterprise's outstanding warrants to (i) increase the exercise price of the warrants from $7.50 to $11.00 and (ii) to extend the duration of the warrants from November 7, 2011 to November 7, 2012.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If warrants are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If warrantholder is a corporation, sign in full name by an authorized officer, giving full title as such. If warrantholder is a partnership, please sign in partnership name by authorized person.